Exhibit 99.1

NEWS RELEASE
October 18, 2022

Helmerich & Payne, Inc. Announces Supplemental Shareholder Return Plan and Capital Budget for Fiscal 2023 and
Conference Call and Webcast for Fiscal Fourth Quarter 2022

TULSA, Oklahoma, - October 18, 2022 (Business Wire) – Helmerich & Payne, Inc. (“H&P” or the “Company”) (NYSE: HP) today announced its supplemental shareholder return plan and capital budget for fiscal year 2023. The Company also announced the timing of the upcoming conference call and webcast for its fiscal fourth quarter of 2022.

President and CEO John Lindsay commented, “I am pleased to announce the Company’s 2023 supplemental shareholder return plan, which augments our long-standing commitment to returning cash to shareholders. Our current base dividend of $1/share per annum is meant to serve as a foundation of that cash return commitment throughout the cycles inherent in our industry. The supplemental dividend for fiscal 2023, which we anticipate will be approximately $100 million in aggregate, is meant to further boost shareholder returns. This plan, and any potential subsequent ones for future fiscal years, are not only designed to further enhance base cash returns, but also allow the Company the flexibility to further invest in the business, supplement additional dividend returns, and/or repurchase shares as those opportunities arise.

“Implementation of this plan is also reflective of the Company’s ability to execute across multiple capital allocation strategies simultaneously. In North America Solutions, we plan to reactivate up to 16 rigs by March 31, 2023, for appropriate prices and terms. This would take our rig count from 176 as of September 30, 2022, to an upper target of 192 active rigs for fiscal 2023. H&P’s continued efforts to expand its international presence and operations in fiscal 2023 is another such strategy. We realize some of the international capital investments H&P makes this fiscal year, captured in our capex budget, will take time to fully develop and generate returns for the Company. However, we have previously stated that our international strategy, particularly with regards to the Middle East, is a long-term play, knowing that there will be upfront investments to secure our success.”

2023 Supplemental Shareholder Return Plan:
The Company has established its 2023 supplemental shareholder return plan, which is currently projected to provide approximately $100 million in additional cash returns to shareholders in the form of additional dividends. These supplemental dividends are expected to be paid in four, approximately equal, installments during fiscal 2023. These additional cash returns represent approximately 50% of the Company’s projected cash flow generation in fiscal 2023 after planned capital expenditures and after the Company’s already established “base” annual dividend of $1.00/share, which is roughly $110 million on an annualized basis. All such established base and supplemental dividends are subject to the determination and approval of the Company’s Board of Directors on a quarterly basis.

Under the plan, the Company may utilize remaining cash flow projected to be generated in fiscal year 2023, after planned capital expenditures, established base and supplemental dividends, as well as cash on hand, to fund additional supplemental dividends or opportunistically repurchase shares of its common stock under its evergreen four million shares per annum repurchase authorization. Such repurchases will be dependent upon several factors, including market and industry conditions and other investment opportunities available to the Company.

The 2023 supplemental shareholder return plan is specific to fiscal year 2023 and is derived from current forecasts and projections for fiscal year 2023, which are subject to change based on industry factors and market conditions. The intention is to refresh the plan in subsequent fiscal years with adjustments made based on relevant factors and market conditions at that time, including the Company’s projected cash flow generation, and accretive investment opportunities.

Helmerich & Payne | 1437 South Boulder Ave. | Suite 1400
Tulsa, OK 74119 | 918.588.5190 | helmerichpayne.com

News Release
October 18, 2022
On October 17, 2022, the Board of Directors of the Company declared a quarterly cash supplemental dividend of $0.235 per share, payable on December 1, 2022, to stockholders of record at the close of business on November 15, 2022. The payable date and record date of this supplemental dividend coincide with the dates applicable to the Company’s base dividend of $0.25 per share, which was declared on September 7, 2022.

Capex for Fiscal Year 2023:
The Company has set its initial fiscal year 2023 capex budget to range between $425 and $475 million, representing a sizeable sequential increase and highlighting the capital-intensive nature of H&P’s business as well as planned international expansion. H&P’s North America Solutions segment accounts for approximately two-thirds of the expected spend as the Company plans to reactivate up to 16 idle rigs from its super-spec FlexRig® fleet, of which six rigs will be converted to a walking configuration and as maintenance capex per rig is expected to modestly exceed the high-end of the historic normalized range. The Company’s International Solutions segment accounts for roughly a quarter of the planned expenditures in anticipation of reactivating more rigs during the fiscal year, upgrading five rigs in Argentina to super-spec and converting six additional super-spec rigs domiciled in the U.S. to walking configurations that are currently planned to be exported to international operations later in the fiscal year. The remainder of the fiscal 2023 capex budget is slated for corporate and information technology purposes as the Company continues to invest in and modernize its own operational and business-driven technologies.

Senior Vice President and CFO Mark Smith also commented, “The Company has consistently maintained its strong financial position and is able to capitalize on that position to the benefit of its shareholders. H&P is well-positioned to execute on its capital allocation plans for fiscal 2023, which cumulatively represent over $650 million - $425 million to $475 million in capex plus approximately $210 million of expected cash returns to shareholders. Furthermore, based on current expectations, we look to have additional cash generation beyond our planned capital commitments which can be used for opportunistic share repurchases, additional supplemental dividends or other investment opportunities.

“Our North America Solutions segment’s fiscal 2023 capital expenditures budget is adversely impacted by higher maintenance capex, which looks to modestly exceed the historic range of $750 thousand to $1 million per rig per year. The fiscal 2023 range is expected to be between $1.1 million and $1.3 million per active rig. The reasons for this are twofold – one is due to the reduced spending during the pandemic years in which time the Company judiciously preserved capital spending by utilizing component equipment from idle rigs - we now must make up for those capital spending deferments, and two is due to the current inflationary environment and supply chain challenges that the industry is experiencing. Capital expenditures for our International Solutions segment are much more meaningful in fiscal 2023 as we anticipate converting some super-spec rigs in the U.S. to walking configurations that are earmarked for export and upgrading some international rigs to super-spec. Both of these planned spends are indicative of international markets escalating their focus on unconventional drilling.

“To re-iterate, the supplemental shareholder return plan represents our current intention of returning capital to shareholders during fiscal 2023 based upon our outlook of market and industry conditions at present, including our current expectations surrounding rig pricing, activity levels, margins, cash generation, capital expenditures and other investments opportunities. In determining whether to proceed with the 2023 supplemental shareholder return plan as originally intended and any future supplemental shareholder return plans in later fiscal years, management and our board of directors will continue to review the Company’s financial position and performance together with relative market conditions at that time.

News Release
October 18, 2022

“Our focus on a complete fiscal year multi-pronged capital allocation plan is in part a result of our customers’ and the upstream energy industry’s adhering to their annual budgets, which underpins confidence in our annual planning horizon. We believe the announced supplemental shareholder return plan will boost our already competitive yield. Additionally, the plan provides flexibility to allow for share repurchases or other investment opportunities, which remain prominent options to the deployment of capital.”

John Lindsay concluded, “These planned actions of enhancing shareholder cash returns and investing in future growth of the Company would not be possible without our strong capital stewardship and financial discipline. These principles will continue to drive our actions going forward enabling the Company to be a leader within the oilfield service industry in not only providing financial returns, but also returns in the form of cash to shareholders as we continue our 60-year history of dividend payments.”

Investor slides for October 2022 are available for download on the Company’s website, within Investors, under Presentations.

Fiscal Fourth Quarter 2022 Conference Call and Webcast:
The Company’s financial guidance for the fiscal fourth quarter of 2022 and full fiscal year 2022 are consistent with those provided in the Company’s press release dated July 27, 2022. Those items are enumerated below:

Fiscal Fourth Quarter 2022:
•North America Solutions direct margins(1) are now expected to be towards the high end of the previous expected range of $185-$205 million
•North America Solutions active rig count was 176 rigs as of September 30, 2022
•International Solutions direct margins(1) are still expected to be between $4-$7 million, exclusive of any foreign exchange gains or losses
•Offshore Gulf of Mexico direct margins(1) are still expected to be between $9-$11 million

Fiscal Year 2022:
•Gross capital expenditures are still expected to be approximately $250 to $270 million
•Depreciation and amortization expenses are still expected to be approximately $405 million
•Research and development expenses are still expected to be roughly $27 million
•Selling, general and administrative expenses are still expected to be just over $180 million
•Cash, cash equivalents and short-term investments are now expected to be towards the low end of the previous expected range of $350-$400 million
The financial guidance set forth above do not represent a comprehensive statement of operational results or financial position for or as of the fiscal quarter and fiscal year ended September 30, 2022. The final comprehensive statements of operational results and financial position for and as of the fiscal quarter and fiscal year ended September 30, 2022, will be contained in our Annual Report on Form 10-K. Our final operational results and audited financial statements may vary from the financial guidance described above as our quarterly and yearly financial statement close processes are not yet complete and additional developments and adjustments may arise between now and the time the financial information and operational results for these periods are finalized. In addition, the financial guidance is not necessarily indicative of the results to be achieved for any future period.

News Release
October 18, 2022
The Company’s fiscal fourth quarter 2022 conference call will take place on Thursday, November 17, 2022, at 11:00 a.m. (ET) with John Lindsay, President and CEO, Mark Smith, Senior Vice President and CFO, and Dave Wilson, Vice President of Investor Relations. Investors may listen to the conference call either by phone or audio webcast.

What:	Helmerich & Payne, Inc.’s Fiscal Fourth Quarter 2022 Earnings Release. Other material developments may also be discussed.

When:	11:00 a.m. ET (10:00 a.m. CT), Thursday, November 17, 2022

Via Phone:	Domestic: 877-830-2596 Access Code: Helmerich
International: 785-424-1877 Access Code: Helmerich

Via Internet:	Visit http://www.helmerichpayne.com then click on “Investors” and then click on “News & Events – Event & Presentations” to find the link to the webcast.

Questions:	Dave Wilson, investor.relations@hpinc.com, 918-588-5190
If you are unable to listen during the live webcast, the call will be archived for 365 days on Helmerich & Payne, Inc.’s website, http://www.helmerichpayne.com, under “News & Events – Event & Presentations”, which can be accessed through the “Investors” section of the website.
About Helmerich & Payne, Inc.
Founded in 1920, Helmerich & Payne, Inc. is committed to delivering industry leading drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for our customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. For more information, visit www.helmerichpayne.com.

Forward Looking Statements
This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding our future cash flow, use of generated cash flow, dividend amounts and timing, supplemental shareholder return plans, future financial position, operations outlook, business strategy, share repurchases, investments, budgets, projected costs and plans, objectives of management for future operations, contract terms, financing and funding, capex spending, outlook for international markets, actions by customers, and results of completed periods are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. Investors are cautioned not to put undue reliance on such statements, including preliminary estimates of the results of completed periods. We undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information changes in internal estimates, expectations or otherwise, except as required under applicable securities laws.

Helmerich & Payne uses its website as a channel of distribution for material company information. Such information is routinely posted and accessible on its investor relations website at www.helmerichpayne.com. Information on our website is not part of this release.

(1) Direct margin, which is considered a non-GAAP metric, is defined as operating revenues less direct operating expenses and is included as a supplemental disclosure. We believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. Expected direct margin for the fourth quarter of fiscal 2022 is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty

News Release
October 18, 2022
and inherent difficulty of predicting the occurrence and the financial statement impact of certain items based on preliminary results. Therefore, as a result of the uncertainty and variability of the nature and amount of adjustments, which could be significant, we are unable to provide a reconciliation of expected direct margin to the most comparable GAAP measure without unreasonable effort.